Lite Strategy Reports Fiscal 2026 Third Quarter Results

Lite Strategy Continues to Deliver Recurring Yield on Litecoin Holdings and Advance Share Repurchase Program

SAN DIEGO, CA, May 13, 2026 – Lite Strategy, Inc. (Nasdaq: LITS) (“Lite Strategy” or the “Company”), the first U.S. public company to adopt Litecoin (LTC) as its primary treasury reserve asset, today announced financial results for the fiscal 2026 third quarter ended March 31, 2026.

Business and Financial Highlights:

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Active Treasury Management: Successfully continued the Company’s covered call option program, generating $0.7 million in net proceeds since October 2025 and further demonstrating Lite Strategy’s ability to transform its LTC holdings into a yield-generating reserve asset and differentiate itself from passive investment vehicles.
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Share Repurchase Program: Deployed covered call proceeds and 35,250 LTC repurchasing 1,629,136 shares since the program’s inception in October 2025. This dual deployment mechanism reflects management’s commitment to disciplined capital allocation and reducing the discount to NAV.
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Pharmaceutical Operations: Continued advancement within our pre-clinical development programs in non-oncology disease indications as a potential source of non-dilutive capital through out-licensing or sale.

CEO Commentary:

“The third quarter represented another meaningful step forward in executing our strategy, generating yield on our LTC holdings while taking deliberate action to build lasting value for shareholders,” said Jay File, CEO & CFO of Lite Strategy. “Our focus remains on building lasting value through disciplined capital allocation by generating yield on our LTC holdings, returning capital to shareholders, and deepening the institutional credibility of the Litecoin ecosystem. These are the compounding actions we believe drive durable LTC per share growth over the long term.”

Litecoin Ecosystem Outlook

In March 2026, the Securities and Exchange Commission issued updated guidance indicating that LTC exhibits the characteristics of a digital commodity – a significant incremental step toward providing clarity on the commodity versus security distinction that Bitcoin has long benefitted from by virtue of its established market standing. While full regulatory certainty will require further legislative action, this guidance offers meaningful assurance for corporate treasuries and asset managers evaluating LTC exposure.

“Regulatory clarity is the tide that lifts all serious digital assets. The SEC’s guidance indicating Litecoin’s classification as a digital commodity is validation of what its community has known for over a decade that LTC is sound, proven, and purposeful money,” said Charlie Lee, Lite Strategy Board Member.

Strategic Focus

Looking ahead, Lite Strategy plans to continue scaling its covered call options program and executing on its $25 million share repurchase authorization. Lite Strategy is also actively evaluating strategic investments and partnerships focused on driving the acceptance, usage, and overall growth of LTC as a leading digital asset for initiatives that go beyond treasury management and strengthen the entire LTC ecosystem. Management remains focused on growing LTC holdings per share and bridging institutional capital to the Litecoin ecosystem.

About Lite Strategy, Inc.

Lite Strategy, Inc. (Nasdaq: LITS) is the first U.S. publicly traded company to adopt Litecoin (LTC) as its primary treasury reserve asset. Lite Strategy employs an active treasury management strategy including a covered call options program to generate yield on its LTC holdings and create lasting shareholder value. Lite Strategy offers investors regulated, transparent, and actively managed exposure to Litecoin that no ETF or passive vehicle can replicate. Lite Strategy also retains a portfolio of pharmaceutical assets, providing unique strategic optionality independent of digital asset treasury. For more information, visit www.litestrategy.com.

Forward-Looking Statements

Certain information contained in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding our future actions, prospective products and activities, future performance or results. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, risk relating to being able to utilize our repurchase program to repurchase our shares in the market on attractive terms or at all, maintaining our current listing on Nasdaq, our ability to retain and attract senior management and other key employees, fluctuations in the market price of LTC and any associated impairment charges that we may incur as a result of a decrease in the market price of LTC below the value at which LTC is carried on our balance sheet, changes in the accounting treatment relating to our LTC holdings, our ability to achieve profitable operations, government regulation of cryptocurrencies and online betting, changes in securities laws or regulations, customer acceptance of new products and services including our LTC treasury strategy, the demand for our products and our customers’ economic condition, the impact of competitive products and pricing, our proprietary rights, general economic conditions and other risk factors detailed in our annual report and other filings with the Securities and Exchange Commission. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Contacts:

Investor Relations:
Alliance Advisors IR
Adele Carey
SVP, Investor Relations
investor@litestrategy.com

Public Relations:
Alliance Advisors IR
Fatema Bhabrawala
Director, Media Relations
media@litestrategy.com

Impact3
Patrick Brendel
Director, Public Relations
media@litestrategy.com